Exhibit 99.1

PLBY Group, Inc. Announces Cancellation of Special Meeting

The Proposal to Sell and Issue 16,956,842 Shares of Common Stock, at a Sale Price of $1.50 per Share, to an Affiliate, to be Added to the 2025 Annual Meeting

LOS ANGELES, April 17, 2025 (GLOBE NEWSWIRE) -- PLBY Group, Inc. (Nasdaq: PLBY) (the “Company” or “PLBY Group”), a leading pleasure and leisure lifestyle company and owner of Playboy, one of the most recognizable and iconic brands in the world, announced today that the Company determined to cancel its previously adjourned special meeting of stockholders (the “Special Meeting”), which had been scheduled to reconvene on April 17, 2025, at 1 p.m. Eastern Time.

The Special Meeting was originally scheduled for, and convened on, March 20, 2025, but was adjourned without any business being conducted, due to the lack of the required quorum as of the original meeting time. As of today, the Company has still not received proxies that would constitute a quorum and has decided to cancel the Special Meeting and to withdraw from consideration by the Company’s stockholders the proposals set forth in the definitive proxy statement filed with the U.S. Securities and Exchange Commission on February 4, 2025. However, the Company has determined to include such proposals in its definitive proxy statement for the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”), which proxy statement is anticipated to be filed no later than April 30, 2025.

The matters submitted to stockholders at the Special Meeting, and similar matters which will be submitted again at the 2025 Annual Meeting, are necessary for the Company to raise critical capital to support its business plans and reduce debt. The Company has worked to secure investors and improve its balance sheet; however, it cannot move forward with such financing in full unless and until it receives the applicable stockholder approval.

About PLBY Group, Inc.

PLBY Group is a global pleasure and leisure company connecting consumers with products, content, and experiences that help them lead more fulfilling lives. PLBY Group’s flagship consumer brand, Playboy, is one of the most recognizable brands in the world, with products and content available in approximately 180 countries. PLBY Group’s mission—to create a culture where all people can pursue pleasure — builds upon over 70 years of creating groundbreaking media and hospitality experiences and fighting for cultural progress rooted in the core values of equality, freedom of expression and the idea that pleasure is a fundamental human right. Learn more at http://www.plbygroup.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the inability to maintain the listing of the Company’s shares of common stock on Nasdaq; (2) the risk that the Company’s completed or proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from any transactions; (3) the ability to recognize the anticipated benefits of corporate transactions, commercial collaborations, commercialization of digital assets, cost reduction initiatives and proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and the Company’s ability to retain its key employees; (4) costs related to being a public company, corporate transactions, commercial collaborations and proposed transactions; (5) changes in applicable laws or regulations; (6) the possibility that the Company may be adversely affected by global hostilities, supply chain delays, inflation, interest rates, foreign currency exchange rates or other economic, business, and/or competitive factors; (7) risks relating to the uncertainty of the projected financial information of the Company, including changes in the Company’s estimates of cash flows and the fair value of certain of its intangible assets, including goodwill; (8) risks related to the organic and inorganic growth of the Company’s businesses, and the timing of expected business milestones; (9) changing demand or shopping patterns for the Company’s products and services; (10) failure of licensees, suppliers or other third-parties to fulfill their obligations to the Company; (11) the Company’s ability to comply with the terms of its indebtedness and other obligations; (12) changes in financing markets or the inability of the Company to obtain financing on attractive terms; and (13) other risks and uncertainties indicated from time to time in the Company’s annual report on Form 10-K, including those under “Risk Factors” therein, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date which they were made. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact:
Investors: FNK IR – Rob Fink / Matt Chesler, CFA – investors@plbygroup.com
Media: press@plbygroup.com
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